Exhibit 99.1

News Release - For Immediate Release April 29, 2024	For More Information, Contact: Michael E. McFarland, President and Chief Executive Officer (617-471-0750)

CFSB BANCORP, INC. ANNOUNCES FISCAL THIRD QUARTER AND YEAR-TO-DATE 2024 FINANCIAL RESULTS

QUINCY, Massachusetts, April 29, 2024 – CFSB Bancorp, Inc. (the “Company”) (NASDAQ Capital Market: CFSB), the holding company for Colonial Federal Savings Bank (the “Bank”), today announced a net loss of $40,000, or $0.01 per basic and diluted share, for the three months ended March 31, 2024 compared to a net loss of $210,000, or $0.03 per basic and diluted share, for the three months ended December 31, 2023 and net income of $355,000, or $0.06 per basic and diluted share, for the three months ended March 31, 2023.

For the nine months ended March 31, 2024, the net loss was $127,000, or $0.02 per basic and diluted share, compared to net income of $1.3 million, or $0.21 per basic and diluted share, for the nine months ended March 31, 2023.

Michael E. McFarland, President and Chief Executive Officer, stated “Liabilities continue to reprice at a faster rate than assets. These short- term rates over the last twenty-four months have continued to challenge our residential and commercial lending. A slight realignment of the yield curve will assist us moving forward."

Third Quarter Operating Results

Net interest income, on a fully tax-equivalent basis, remained unchanged at $1.7 million for the three months ended March 31, 2024, and December 31, 2023. The net interest margin decreased by six basis points to 1.96% for the three months ended March 31, 2024, from 2.02% for the three months ended December 31, 2023. Net interest income reflected a $19,000 increase in interest and fees on loans, a $56,000 increase in interest and dividends on debt securities and a $127,000 increase in interest on short-term investments, offset by an increase of $146,000 in interest expense on interest-bearing deposits and a $57,000 increase in interest expense on FHLB advances. These increases were primarily due to the rising rate environment as well as increases in the average balance of cash and short-term investments of $10.4 million, or 232.51%, interest-bearing deposits of $4.1 million, or 1.8%, and FHLB advances of $5.9 million, or 70.4%, for the three months ending March 31, 2024 compared to the three months ended December 31, 2023.

Net interest income, on a fully tax-equivalent basis, decreased by $514,000, or 23.6%, to $1.7 million for the three months ended March 31, 2024, from $2.2 million for the three months ended March 31, 2023. The net interest margin decreased by 63 basis points to 1.96% for the three months ended March 31, 2024, from 2.59% for the three months ended March 31, 2023. The decline was primarily due to a 200 basis point increase in the average rate for certificates of deposit, partially offset by an $8.9 million decrease in the average balance of interest-bearing deposits and a 34 basis point increase in the average yield on interest-earning assets. The interest earned on loans increased $77,000, to $1.8 million for the three months ended March 31, 2024, from $1.7 million for the three months ended March 31, 2023. The interest earned on securities increased $116,000, to $1.1 million for the three months ended March 31, 2024, from $938,000 for the three months ended March 31, 2023. The interest earned on cash and short-term investments increased $123,000, to $176,000 for the three months ended March 31, 2024, from $53,000 for the three months ended March 31, 2023. The interest earned on interest-earning assets was due to higher average cash balances as well as rising interest rates.

The Company recorded reversals of the provision for credit losses of $20,000 and $104,000 for the three months ended March 31, 2024 and December 31, 2023, respectively. The reversals of the provision for credit losses were recorded due to improved forecasted economic conditions, lower loan balances and continued strong asset quality. The Company did not record a provision for loan losses during the three months ended March 31, 2023. The allowance for credit losses as a percentage of total loans was 0.90%, 0.93% and 0.98% at March 31, 2024, December 31, 2023 and March 31, 2023, respectively.

Non-interest income decreased $5,000, or 2.9%, to $167,000 for the three months ended March 31, 2024, from $172,000 for the three months ended December 31, 2023, primarily due to a decrease of $8,000 in other income, offset by an increase of $4,000 in customer service fees.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

Non-interest income increased $19,000, or 12.8%, to $167,000 for the three months ended March 31, 2024, from $148,000 for the three months ended March 31, 2023, primarily due to an increase in customer service fees of $4,000, or 10.8%, and an increase in other income of $12,000, or 25.5%.

Non-interest expense decreased $201,000, or 9.5%, to $1.9 million for the three months ended March 31, 2024, from $2.1 million for the three months ended December 31, 2023. The decrease was due to a decrease in salaries and employee benefits of $150,000, or 11.8%, due to a reduced headcount and a decrease in other general and administrative expenses of $59,000, or 13.7%, primarily due to decreases in printing, legal and annual meeting expenses.

Non-interest expense increased $7,000, or 0.4%, to $1.9 million for the three months ended March 31, 2024, from the three months ended March 31, 2023. The increase was primarily due to an increase in salaries and employee benefits of $14,000, or 1.3%, an increase in data processing expense of $13,000, or 15.5%, and an increase in deposit insurance of $13,000, or 65.0%, offset by decreases in advertising expense of $6,000, or 15.8%, and other general and administrative expenses of $27,000, or 6.8%, primarily due to decreases in printing, legal and annual meeting expenses, offset by costs associated with director's stock-based compensation.

The Company recorded an income tax benefit of $42,000 for the three months ended March 31, 2024, compared to a provision for income taxes of $16,000 for the three months ended December 31, 2023 and $47,000 for the three months ended March 31, 2023. The decrease in income tax expense for the three months ended March 31, 2024, compared to the three months ended December 31, 2023 was due to the absence of adjustments to deferred taxes and the valuation allowance of deferred taxes. The decrease in income tax expense for the three months ended March 31, 2024, compared to the three months ended March 31, 2023, was due to a decrease in income before income taxes.

Year-to-Date Operating Results

Net interest income decreased, on a fully tax-equivalent basis, by $1.8 million, or 25.7%, to $5.2 million for the nine months ended March 31, 2024, from $6.9 million for the nine months ended March 31, 2023, due to a $2.3 million increase in interest expense due to an increase in the interest on certificates of deposit of $2.1 million and the increase in interest on FHLB Advances of $332,000 from the prior year. The Company recognized a 132 basis point increase in the cost of interest-bearing liabilities, due to higher interest rates and a greater percentage of interest-bearing liabilities in higher-costing certificates of deposit and borrowings. The increase in interest expense was offset by an increase in interest income of $556,000 due to higher average yields on loans, securities and cash and short-term investments. A 25 basis point increase in the average yield on loans, offset by a decrease in the average balance of loans of $1.9 million, or 1.09%, contributed to a $281,000 increase in loan income. A 29 basis point increase in the average yield on securities, offset by a decrease in the average balance of securities of $1.0 million, or 0.7%, contributed to a $308,000 increase in securities income. The interest earned on cash and short-term investments decreased $33,000 from the prior year, due to a $5.7 million decrease in the average balance of cash and short-term investments offset by a 166 basis point increase in the average yield. The net interest margin decreased 65 basis points for the nine months ended March 31, 2024, to 2.06%, from 2.71% in the prior year period.

The Company recognized a reversal of the provision for credit losses of $290,000 for the nine months ended March 31, 2024, compared to no provision for loan losses in the prior year period. The reversal of the provision for credit losses for the nine months ended March 31, 2024 was recorded due to improved forecasted economic conditions, lower loan balances and continued strong asset quality.

Non-interest income decreased $1,000, or 0.2%, to $499,000 for the nine months ended March 31, 2024, from $500,000 for the nine months ended March 31, 2023. The decrease was primarily due to a decrease of $19,000 in safe deposit box fees as we now recognize fees over the rental period, offset by increases in customer service fees of $8,000 and income on bank-owned life insurance of $10,000.

Non-interest expenses increased $197,000, or 3.4%, to $5.9 million for the nine months ended March 31, 2024, from $5.7 million for the nine months ended March 31, 2023. Salaries and benefits increased $157,000, or 4.7%, to $3.5 million, due to annual increases to salaries and health insurance of employees and employee stock-based compensation expense, deposit insurance increased $36,000, data processing costs increased $25,000 and other general and administrative expenses increased $25,000, offset by a $42,000 decrease in advertising costs.

Income tax expense decreased $215,000 to $67,000 for the nine months ended March 31, 2024, compared to income tax expense of $282,000 for the nine months ended March 31, 2023, due to the decrease in income before income taxes, partially offset by an increase in the deferred tax valuation allowance.

Balance Sheet

Assets: At March 31, 2024, total assets amounted to $358.1 million, compared to $349.0 million at June 30, 2023, an increase of $9.1 million, or 2.6%, due to a $14.8 million increase in cash and cash equivalents, a $346,000 increase in prepaid items and a $323,000 increase in FHLB of Boston (FHLBB) stock, offset by a $5.0 million decrease in net loans and a $1.4 million decrease in securities. The increase in cash and cash equivalents was due to increases in deposits and FHLBB advances, and decreases in loans was a result of borrower principal payments exceeding new origination, due to the higher interest rate environment.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

Asset Quality: At March 31, 2024, there were four current loans rated substandard with a provision for credit loss of $1,000 and no loans rated special mention, doubtful or loss. The reversal of the provision for credit losses for the three and nine months ended March 31, 2024 reflected continued strong asset quality

Liabilities: Deposits increased by $2.3 million, or 0.9%, during the nine months ended March 31, 2024, due to increases in higher-yielding term certificates. FHLBB advances were $10.4 million at March 31, 2024 compared to $3.7 million at June 30, 2023, as we implemented a leverage strategy that increased liquidity and interest income.

Stockholders' Equity. Total stockholders' equity decreased $27,000, to $75.9 million at March 31, 2024, from June 30, 2023. The decrease was primarily due to the net loss of $127,000 and the effect of the adoption of ASU 2016-13, net of taxes, of $223,000, offset by the change in unearned ESOP compensation of $77,000, and stock-based compensation of $269,000, for the nine months ended March 31, 2024.

On July 1, 2023, the Company adopted ASU 2016-13, which replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss ("CECL") methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loans receivable and securities held to maturity. In addition, ASC 326 made changes to the accounting for securities available for sale. It also applies to off-balance sheet credit exposures not accounted for as insurance, such as loan commitments, standby letters of credit, financial guarantees, and other similar instruments. The following table illustrates the impact of ASC 326:

	Pre-ASC Adoption	As Reported Under ASC 326
(In thousands)	June 30, 2023	July 1, 2023	Impact of ASC 326 Adoption
Assets
Allowance for credit losses on securities held to maturity	$-	$(276)	$(276)
Allowance for credit losses on loans	(1,747)	(1,759)	(12)
Deferred tax asset on allowance for credit losses	466	378	(88)

Liabilities
Allowance for credit losses on off-balance sheet exposures	$-	$23	$23

Shareholders' Equity
Retained earnings	$50,416	$50,193	$(223)

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

About CFSB Bancorp, Inc.

CFSB Bancorp, Inc. is the federal mid-tier holding company of Colonial Federal Savings Bank and is the majority-owned subsidiary of 15 Beach, MHC. Colonial Federal Savings Bank is a federally chartered stock savings bank that has served the banking needs of its customers on the south shore of Massachusetts since 1889. It operates from three full-service offices and one limited-service office in Quincy, Holbrook and Weymouth, Massachusetts.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, demand for loan products, deposit flows, changes in the interest rate environment, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio; changes in asset quality, prepayment speeds, charge-offs and/or credit loss provisions, our ability to access cost-effective funding; changes in demand for our products and services, legislative, accounting, tax and regulatory changes, the current or anticipated impact of military conflict, terrorism or other geopolitical events, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged, the failure to maintain current technologies and the failure to retain or attract employees.

You should not place undue reliance on forward-looking statements. CFSB Bancorp, Inc. undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

	March 31,	June 30,
	2024	2023
Assets:
Cash and due from banks	$1,182	$1,486
Short-term investments	20,482	5,375
Total cash and cash equivalents	21,664	6,861
Securities available for sale, at fair value	119	146
Securities held to maturity, at amortized cost, net of allowance for credit losses	146,463	147,902
Loans:
1-4 family	136,430	140,109
Multifamily	11,854	12,638
Second mortgages and home equity lines of credit	3,495	2,699
Construction	-	-
Commercial	18,852	20,323
Total mortgage loans on real estate	170,631	175,769
Consumer	89	49
Home improvement	2,128	2,191
Total loans	172,848	178,009
Allowance for credit losses	(1,561)	(1,747)
Net deferred loan costs and fees, and purchase premiums	(399)	(351)
Loans, net	170,888	175,911
Federal Home Loan Bank of Boston stock, at cost	704	381
Premises and equipment, net	3,267	3,413
Accrued interest receivable	1,400	1,363
Bank-owned life insurance	10,603	10,402
Deferred tax asset	1,129	1,079
Operating lease right of use asset	884	953
Other assets	943	596
Total assets	$358,064	$349,007

Liabilities and Stockholders' Equity:
Deposits:
Non-interest bearing NOW and demand	$30,789	$32,760
Interest bearing NOW and demand	28,859	28,778
Regular and other	56,118	64,184
Money market accounts	22,872	26,995
Term certificates	127,000	110,659
Total deposits	265,638	263,376
Federal Home Loan Bank of Boston advances	10,350	3,675
Mortgagors' escrow accounts	1,526	1,596
Operating lease liability	898	962
Accrued expenses and other liabilities	3,790	3,509
Total liabilities	282,202	273,118

Stockholders' Equity:
Common stock	65	65
Additional paid-in capital	28,058	27,814
Retained earnings	50,066	50,416
Accumulated other comprehensive loss, net of tax	(1)	(3)
Unearned compensation - ESOP	(2,326)	(2,403)
Total stockholders' equity	75,862	75,889
Total liabilities and stockholders' equity	$358,064	$349,007

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Statements of Net Income (Loss) (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2024	2023	2023	2024	2023
Interest and dividend income:
Interest and fees on loans	$1,777	$1,758	$1,700	$5,257	$4,976
Interest and dividends on debt securities:
Taxable	965	904	837	2,737	2,383
Tax-exempt	89	93	101	279	315
Interest on short-term investments	176	49	53	270	303
Total interest and dividend income	3,007	2,804	2,691	8,543	7,977

Interest expense:
Deposits	1,197	1,051	533	3,124	1,115
Borrowings	171	114	3	335	3
Total interest expense	1,368	1,165	536	3,459	1,118

Net interest income	1,639	1,639	2,155	5,084	6,859
Provision for (reversal of) credit losses	(20)	(104)	-	(290)	-
Net interest income after provision for (reversal of) credit losses	1,659	1,743	2,155	5,374	6,859

Non-interest income:
Customer service fees	41	37	37	118	110
Income on bank-owned life insurance	67	68	64	201	191
Other income	59	67	47	180	199
Total non-interest income	167	172	148	499	500

Non-interest expenses:
Salaries and employee benefits	1,117	1,267	1,103	3,528	3,371
Occupancy and equipment	256	240	256	750	754
Advertising	32	36	38	106	148
Data processing	97	101	84	287	262
Deposit insurance	33	33	20	99	63
Other general and administrative	373	432	400	1,163	1,138
Total non-interest expenses	1,908	2,109	1,901	5,933	5,736

Income (loss) before income taxes	(82)	(194)	402	(60)	1,623
Provision (benefit) for income taxes	(42)	16	47	67	282
Net income (loss)	$(40)	$(210)	$355	$(127)	$1,341

Net income (loss) per share:
Basic	$(0.01)	$(0.03)	$0.06	$(0.02)	$0.21
Diluted	$(0.01)	$(0.03)	$0.06	$(0.02)	$0.21

Weighted average shares outstanding:
Basic	6,292,060	6,284,768	6,300,633	6,286,323	6,282,384
Diluted	6,292,060	6,284,768	6,300,721	6,286,323	6,282,413

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$175,072	$1,777	4.06%	$176,149	$1,758	3.99%	$179,452	$1,700	3.79%
Securities (1)	149,442	1,078	2.89%	149,187	1,022	2.74%	150,945	960	2.54%
Cash and short-term investments	14,933	176	4.71%	4,491	49	4.36%	5,287	53	4.01%
Total interest-earning assets	339,447	3,031	3.57%	329,827	2,829	3.43%	335,684	2,713	3.23%
Noninterest-earning assets	17,082			16,875			17,207
Total assets	$356,529			$346,702			$352,891
Interest-bearing liabilities:
Interest-bearing demand deposits	$30,261	$4	0.05%	$29,746	$4	0.05%	$32,245	$4	0.05%
Savings deposits	57,619	14	0.10%	58,992	15	0.10%	68,097	17	0.10%
Money market deposits	23,396	15	0.26%	24,153	15	0.25%	34,377	22	0.26%
Certificates of deposit	121,108	1,164	3.84%	115,397	1,017	3.53%	106,555	490	1.84%
Total interest-bearing deposits	232,384	1,197	2.06%	228,288	1,051	1.84%	241,274	533	0.88%
FHLB advances	14,186	171	4.82%	8,323	114	5.48%	244	3	4.92%
Total interest-bearing liabilities	246,570	1,368	2.22%	236,611	1,165	1.97%	241,518	536	0.89%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	28,530			28,223			30,352
Other noninterest-bearing liabilities	5,650			5,968			5,554
Total liabilities	280,750			270,802			277,424
Total stockholders' equity	75,779			75,900			75,467
Total liabilities and stockholders' equity	$356,529			$346,702			$352,891
Net interest income		$1,663			$1,664			$2,177
Net interest rate spread(2)			1.35%			1.46%			2.34%
Net interest-earning assets(3)	$92,877			$93,216			$94,166
Net interest margin(4)			1.96%			2.02%			2.59%
Cost of deposits(5)			1.84%			1.64%			0.78%
Cost of funds(6)			1.99%			1.76%			0.79%
Ratio of interest-earning assets to interest-bearing liabilities	137.67%			139.40%			138.99%

(1) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $24,000, $25,000, and $22,000 for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively.

(2) Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.

(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average total interest-earning assets.

(5) Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.

(6) Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Nine Months Ended
	March 31, 2024			March 31, 2023
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$175,966	$5,257	3.98%	$177,898	$4,976	3.73%
Securities (1)	149,296	3,090	2.76%	150,318	2,782	2.47%
Cash and short-term investments	7,733	270	4.66%	13,445	303	3.00%
Total interest-earning assets	332,995	8,617	3.45%	341,661	8,061	3.15%
Noninterest-earning assets	16,765			16,401
Total assets	$349,760			$358,062
Interest-bearing liabilities:
Interest-bearing demand deposits	$29,972	$11	0.05%	$32,982	$12	0.05%
Savings deposits	59,693	47	0.10%	72,112	54	0.10%
Money market deposits	24,611	45	0.24%	39,956	80	0.27%
Certificates of deposit	116,087	3,021	3.47%	100,875	969	1.28%
Total interest-bearing deposits	230,363	3,124	1.81%	245,925	1,115	0.60%
FHLB advances	8,673	335	5.15%	80	3	5.00%
Total interest-bearing liabilities	239,036	3,459	1.93%	246,005	1,118	0.61%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	29,244			31,928
Other noninterest-bearing liabilities	5,683			5,044
Total liabilities	273,963			282,977
Total stockholders' equity	75,797			75,085
Total liabilities and stockholders' equity	$349,760			$358,062
Net interest income		$5,158			$6,943
Net interest rate spread(2)			1.52%			2.54%
Net interest-earning assets(3)	$93,959			$95,656
Net interest margin(4)			2.07%			2.71%
Cost of deposits(5)			1.60%			0.54%
Cost of funds(6)			1.72%			0.54%
Ratio of interest-earning assets to interest-bearing liabilities	139.31%			138.88%

(1) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $74,000 and $84,000 for the nine months ended March 31, 2024 and March 31, 2023, respectively.

(2) Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.

(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average total interest-earning assets.

(5) Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.

(6) Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

CFSB Bancorp, Inc. and Subsidiary

Reconciliation of Fully Tax-Equivalent Income (Unaudited)

(In thousands)

	For the Three Months Ended			For the Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2024	2023	2023	2024	2023
Securities interest income (no tax adjustment)	$1,054	$997	$938	$3,016	$2,698
Tax-equivalent adjustment	24	25	22	74	84
Securities (tax-equivalent basis)	$1,078	$1,022	$960	$3,090	$2,782
Net interest income (no tax adjustment)	$1,639	$1,639	$2,155	$5,084	6,859
Tax-equivalent adjustment	24	25	22	74	84
Net interest income (tax-equivalent adjustment)	$1,663	$1,664	$2,177	$5,158	$6,943

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary	At or for the Three Months Ended			At or for the Nine Months Ended
Selected Financial Highlights (Unaudited)	March 31,	December 31,	March 31,	March 31,	March 31,
(In thousands, except share and per share amounts)	2024	2023	2023	2024	2023
Performance Ratios
Return (loss) on average assets (GAAP) (1, 4)	(0.04%)	(0.24%)	0.40%	(0.05%)	0.50%
Return (loss) on average equity ("ROAE") (GAAP) (1, 5)	(0.21%)	(1.11%)	1.88%	(0.22%)	2.38%
Noninterest expense to average assets (GAAP) (1)	2.14%	2.43%	2.15%	2.43%	2.14%
Total loans to total deposits	65.07%	68.62%	66.32%	65.07%	66.32%
Total loans to total assets	48.27%	49.30%	50.92%	48.27%	50.92%
Efficiency ratio (GAAP) (6)	105.65%	116.45%	82.54%	106.27%	77.95%
Capital Ratios
Total capital to risk-weighted assets	34.07%	33.32%	32.60%	34.07%	32.60%
Common equity tier 1 capital to risk-weighted assets	33.15%	32.41%	31.70%	33.15%	31.70%
Tier 1 capital to risk-weighted assets	33.15%	32.41%	31.70%	33.15%	31.70%
Tier 1 capital to average assets (2)	17.83%	18.32%	17.90%	17.83%	17.90%
Asset Quality Ratios
Allowance for credit losses on loans as a percentage of total loans (3)	0.90%	0.93%	0.98%	0.90%	0.98%
Allowance for credit losses on loans as a percentage of non-performing loans	NM	1740.46%	NM	NM	NM
Net (charge-offs) recoveries to average outstanding loans	-%	-%	-%	-%	-%
Non-performing loans as a percentage of total loans	-%	0.05%	-%	-%	-%
Non-performing loans as a percentage of total assets	-%	0.03%	-%	-%	-%
Informational Items
Fair value of held to maturity securities	$132,946	$136,427	$136,774	$132,946	$136,774
Book value per share (7)	$11.44	$11.43	$11.41	$11.44	$11.41
Outstanding common shares	6,632,642	6,632,642	6,632,642	6,632,642	6,632,642

(1) Annualized.

(2) Average assets calculated on a quarterly basis.

(3) Total loans exclude net deferred loan costs and fees.

(4) Represents net income divided by average assets.

(5) Represents net income divided by average stockholders' equity

(6) Represents total non-interest expenses divided by net interest income and non-interest income.

(7) Represents total stockholders' equity divided by outstanding shares at period end.

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